EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO

        SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

      Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of I.C. Isaacs & Company, Inc. ("Isaacs"), that, to his knowledge, Amendment No. 1 to the Annual Report of Isaacs on Form 10-K for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Isaacs.

Dated:  April 29, 2005

                                     /s/ Peter J. Rizzo
                                    --------------------------------------------
                                    Peter J. Rizzo, Chief Executive Officer



                                     /s/ Eugene C. Wielepski
                                    --------------------------------------------
                                    Eugene C. Wielepski, Chief Financial Officer


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